EX-99.g CUST AGRMT


















                                CUSTODY AGREEMENT

                                 by and between

                           JNL INVESTORS SERIES TRUST

                                       and

                      BOSTON SAFE DEPOSIT AND TRUST COMPANY



Section                                                        Table of Contents





1.     ESTABLISHMENT OF/ADDITIONS TO ACCOUNT..................................1


2.     DISTRIBUTIONS..........................................................1


3.     AUTHORIZED PARTIES.....................................................1


4.     AUTHORIZED INSTRUCTIONS................................................2


5.     DIRECTED POWERS OF CUSTODIAN...........................................2


6.     DISCRETIONARY POWERS OF CUSTODIAN......................................3


7.     DUTIES OF CUSTODIAN....................................................3


8.     CONTRACTUAL INCOME AND SETTLEMENT; MARKET PRACTICE


          SETTLEMENTS.........................................................5


9.     TAX LAW................................................................5


10.    NON-ACCOUNT ASSETS.....................................................5


11.    REPORTING AND RECORDKEEPING............................................6


12.    STANDARD OF CARE.......................................................5


13.    FORCE MAJEURE..........................................................6


14.    COMPENSATION AND EXPENSES..............................................6


15.    INDEMNIFICATION........................................................7


16.    AMENDMENT OR TERMINATION...............................................7


17.    GOVERNING LAW AND LEGAL PROCEEDINGS....................................7


18.    REPRESENTATIONS........................................................7


19.    NECESSARY PARTIES......................................................7


20.    EXECUTION IN COUNTERPARTS..............................................7


TAXPAYER IDENTIFICATION NUMBER CERTIFICATION..................................9







                                CUSTODY AGREEMENT



         THIS CUSTODY AGREEMENT is effective as of ________________ ("Agreement") by and between JNL INVESTORS SERIES TRUST, a Massachusetts business trust ("Client") and BOSTON SAFE DEPOSIT AND TRUST COMPANY, a Massachusetts trust company ("Custodian").

                                   WITNESSETH:

         WHEREAS, the Client and the Custodian desire to establish a custody account to provide for the safekeeping and recordkeeping of certain property of the Client;

         NOW, THEREFORE, the Client and the Custodian, each intending to be legally bound, agree as follows:

         1. Establishment of/Additions to Account. The Client hereby appoints BOSTON SAFE DEPOSIT AND TRUST COMPANY as Custodian for any property acceptable to the Custodian which the Client may deposit to the Custodian's care ("Account"). The Custodian shall have no responsibility for any property until it in fact is received by the Custodian or its agents or subcustodians. "Property" as used herein shall not include any direct interest in real property, leaseholds or mineral interests.

         2. Distributions. The Custodian shall make distributions or transfers out of the Account pursuant to Authorized ------------- Instructions, as defined below. In making payments to service providers pursuant to Authorized Instructions, the Client acknowledges that the Custodian is acting as a paying agent, and not as the payor, for tax information reporting and withholding purposes.


         3. Authorized Parties. The Client shall furnish the Custodian with a written list of the names and signatures of all persons authorized to direct the Custodian on behalf of the Client under the terms of this Agreement. In addition, the Client may appoint and remove one or more investment managers ("Investment Manager") for such portion of the Account as the Client shall designate to the Custodian in writing. The Investment Manager shall furnish the Custodian with a written list of the names and signatures of the person or persons who are authorized to represent the Investment Manager in dealings with the Custodian. The Custodian shall be entitled to deal with any person or entity so identified by the Client or Investment Manager ("Authorized Party or Authorized Parties") until notified otherwise in writing. The Custodian shall be under no duty to question any direction of an Authorized Party with respect to the portion of the Account over which such Authorized Party has authority, to review any Property held in the Account, to make any suggestions with respect to the investment and reinvestment of the assets in the Account, or to evaluate or question the performance of any Authorized Party. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian (or its subcustodians).

         4. Authorized Instructions. All directions and instructions to the Custodian from an Authorized Party shall be in writing, by facsimile transmission, electronic transmission subject to the Custodian's practices, or any other method specifically agreed to in writing by the Client and the Custodian, provided the Custodian may, in its discretion, accept oral directions and instructions and may require confirmation in writing. The Custodian shall be fully protected in acting in accordance with all such directions and instructions ("Authorized Instructions") which it reasonably believes to have been given by an Authorized Party or in failing to act in the absence thereof.

         5. Directed Powers of Custodian. The Custodian shall have and exercise the following powers and authority in the administration of the Account upon the direction of an Authorized Party:

         a. Settle purchases and sales and engage in other transactions, including free receipts and deliveries, exchanges and other voluntary corporate actions, with respect to securities or other property received by the Custodian;

         b. Execute proxies for any stocks, bonds or other securities held in the Account;

         c. Lend the assets of the Account in accordance with the terms and conditions of a separate securities lending agreement; and d. Take any and all actions necessary to settle transactions in futures and/or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments.

         6.  Discretionary  Powers of Custodian.  The  Custodian  shall have and
exercise     the      following      powers     and     authority     in     the
administration  of the  Account:

         a. Appoint sub-custodians (including a corporate affiliate of the Custodian), domestic or foreign, as to part or all of the Account;

         b. Hold property in nominee name, in bearer form or in book entry form, in a clearinghouse corporation or in a depository, so long as the Custodian's records clearly indicate that the assets held are a part of the Account;

         c. Commence or defend suits or legal proceedings and represent the Account in all suits or legal proceedings in any court or before any other body or tribunal as the Custodian shall deem necessary to protect the Account;

         d. Employ suitable agents and legal counsel, who may be counsel for the Client, and, as a part of its reimbursable expenses under this Agreement, pay their reasonable compensation and expenses. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice;

         e. Take all action necessary to pay for authorized transactions, including exercising the power to borrow or raise monies from the Custodian in its corporate capacity or an affiliate of the Custodian, and hold any property in the Account as security for advances made to the Account for any such authorized transactions, including disbursements or expenses, or the purchase or sale of foreign exchange, or of contracts for foreign exchange. The Custodian shall be entitled to collect from the Account sufficient cash for reimbursement and, if such cash is insufficient, dispose of the assets of the Account to the extent necessary to obtain reimbursement;

         f. Make, execute and deliver any and all documents, agreements or other instruments in writing as is necessary or desirable for the accomplishment of any of the powers in this Agreement; and

         g. Generally take all action, whether or not expressly authorized, which the Custodian may deem necessary or desirable for the fulfillment of its duties hereunder.

         The powers described in this Section 6 may also be exercised by the Custodian with Authorized Instructions. Where the Custodian acts on Authorized Instructions, the Custodian shall be fully protected as described in Section 4. Without limiting the generality of the foregoing, the Custodian shall not be liable for the acts or omissions of any subcustodian appointed under paragraph
(a) of this Section 6 pursuant to Authorized Instructions including, but not limited to, any broker-dealer or other entity designated by the Client or Investment Manager to hold any property of the Account as collateral or otherwise pursuant to investment strategy.

         7. Duties of Custodian. The Custodian shall perform or cause its agents or subcustodians to perform the following duties with respect to the Account:

         a. Hold the property in safekeeping facilities of the Custodian or of other custodian banks or clearing corporations, in the United States or elsewhere; provided that the Custodian shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository, or similar organization;

         b. Collect all income payable to and all distributions due to the Account and sign on the Account's behalf all declarations, affidavits, and certificates of ownership required to collect income and principal payments; provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to securities or other property held in the Account;

         c. Subject to the timely receipt of notice from an issuer or Authorized Party, collect all proceeds from securities, certificates of deposit or other investments which may mature or be called;

         d. Submit or cause to be submitted to the Client or the Investment Manager, as designated by the Client, information actually received by the Custodian regarding ownership rights pertaining to property held in the Account;

         e.  Attend to involuntary corporate actions;

         f. Determine the fair market value of the Account as of such dates as the Client and the Custodian may agree upon, in accordance with methods consistently followed and uniformly applied. In determining fair market value of the Account, the Custodian shall be protected in relying on values recommended by an Authorized Party; and

         g.  Render periodic statements for property held hereunder.

         8.  Contractual  Income and Settlement;  Market  Practice  Settlements.

         a. Contractual Income. In accordance with the Custodian's standard operating procedure, the Custodian shall credit the Account with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

         b. Contractual Settlement. In accordance with the Custodian's standard operating procedure, the Custodian will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

         c. Market Practice Settlements. Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Client acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty.

         9.       Tax Law.
                  -------

         a. The Custodian shall use reasonable efforts to assist the Authorized Party, to the extent the Authorized Party has provided necessary information, with respect to any tax obligations, including responsibility for taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other expenses ("Tax Obligations"). The Client shall cause the Authorized Party to notify the Custodian in writing of any such Tax Obligations. The Custodian shall have no responsibility or liability for any Tax Obligations now or hereafter imposed on the Client or the Account by any taxing authorities, domestic or foreign.

         b. To the extent the Custodian is responsible under any applicable law for any Tax Obligation, the Client shall cause the Authorized Party to inform the Custodian of all Tax Obligations, shall direct the Custodian with respect to the performance of such Tax Obligations and shall provide the Custodian with the necessary funds and all information required by the Custodian to meet such Tax Obligations.

         10. Non-Account Assets. The Client may request the Custodian to perform a recordkeeping function with respect to property held by others and not otherwise subject to the terms of this Agreement. To the extent the Custodian shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from an Authorized Party.

         11. Reporting and Recordkeeping. If, within ninety (90) days after the Custodian mails to the Client a statement with respect to the Account, the Client has not given the Custodian written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Custodian shall not be liable for any matters in such statements. The Client shall have the right, at its own expense and with prior written notice to the Custodian, to inspect the Custodian's books and records directly relating to the Account during normal business hours or to designate an accountant to make such inspection.

         12. Standard of Care. In performing its duties under this Agreement, the Custodian shall exercise the same care and diligence that it would devote to its own property in like circumstances. The duties of the Custodian shall only be those specifically undertaken pursuant to this Agreement. The Custodian shall not be responsible or liable for any losses or damages suffered by the Client arising as a result of the insolvency of any subcustodian, except to the extent the Custodian was negligent in its selection or continued retention of such subcustodian.


         The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by an Authorized Party. The Custodian shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person and under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to the role as Custodian.


         13. Force Majeure. Notwithstanding anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Account resulting from any event beyond the reasonable control of the Custodian, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Account's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. This Section shall survive the termination of this Agreement.

         14. Compensation and Expenses. The Custodian shall be entitled to compensation for services under this Agreement as mutually agreed. The Client acknowledges that, as part of the Custodian's compensation, the Custodian will earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions. The Custodian shall also be entitled to reimbursement for reasonable expenses incurred by it in the discharge of its duties under this Agreement. The Custodian is authorized to charge and collect from the Account any and all fees and expenses earned unless such fees and expenses are paid directly by the Client. To the extent the Custodian advances funds to the Account for disbursements or to effect the settlement of purchase transactions, the Custodian shall be entitled to collect from the Account either
(i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

         15. Indemnification. The Client shall indemnify and hold harmless the Custodian from all liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the Custodian's negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

         16. Amendment or Termination. This Agreement may be amended by written agreement of the Client and the Custodian and ------------------------- may be terminated by either party upon ninety (90) days' notice in writing to the other party.

         17. Governing Law and Legal Proceedings. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement.

         18. Representations. The Client and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind the Client or the Custodian to this Agreement.

         19. Necessary Parties. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Client and the Custodian and there are no other parties who are intended to be benefited, in any way whatsoever, by this Agreement.

         20. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.



                                                      [INTENTIONALLY LEFT BLANK]



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Authorized Signer of:                       Authorized Officer of:

NL INVESTORS SERIES TRUST                   BOSTON SAFE DEPOSIT

By:---------------------------              By: ---------------------------



Name:-------------------------              Name:-------------------------

Title:------------------------              Title:------------------------


Date:-----------------------------          Date:--------------------------



Address for Notice:                         Address for Notice:

1 Corporate Way                             135 Santilli Highway
Lansing, MI 4895                            Everett, MA 02149
Attention: Susan Rhee                       Attention: ________________



Taxable: ________________
or
Tax Exempt: ____________
(Under IRC Section: ______)

Fiscal Year:  December 31




                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


        By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient", (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.


        The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

JNL Investors Series Trust


By:   -----------------------

Name: -----------------------

Title:-----------------------

-----------------------------
Taxpayer Identification Number